UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 25, 2021 (August 24, 2021)
MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2021, Microchip Technology Incorporated’s (“we,” “our” or “Microchip”) Board of Directors approved, subject to stockholder approval, the amendment and restatement of its 2004 Equity Incentive Plan (the “2004 Plan”) to extend the term of the 2004 Plan by ten years to August 24, 2031. On August 24, 2021, following receipt of stockholders’ approval, the amended and restated 2004 Plan became effective, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2021, our stockholders approved an amendment and restatement of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Microchip from 450,000,000 to 900,000,000 (the “Restated Certificate”). We filed the Restated Certificate on August 24, 2021 with the Secretary of State of the State of Delaware, and the Restated Certificate became effective upon filing.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on August 24, 2021, our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steve Sanghi	220,099,140	14,252,042	156,661	19,466,615
Matthew W. Chapman	220,163,341	14,176,753	167,749	19,466,615
Esther L. Johnson	209,514,987	24,862,235	130,621	19,466,615
Karlton D. Johnson	231,413,279	2,910,927	183,637	19,466,615
Wade F. Meyercord	219,842,317	14,482,639	182,887	19,466,615
Ganesh Moorthy	229,638,707	4,714,090	155,046	19,466,615
Karen M. Rapp	226,987,380	7,391,616	128,847	19,466,615

In addition, the following proposals were voted on and approved at the annual meeting:

1.Proposal to approve an amendment and restatement of our Certificate of Incorporation to increase the number of authorized shares of common stock for the purpose of effecting a two-for-one forward stock split.

Votes For	Votes Against	Abstentions	Broker Non-Votes
248,214,442	5,654,838	105,178	0

2.Proposal to approve an amendment and restatement of our 2004 Equity Incentive Plan to extend the term of the plan by ten years, to August 24, 2031.

Votes For	Votes Against	Abstentions	Broker Non-Votes
223,174,058	8,869,923	2,463,862	19,466,615

3.Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes
245,199,668	6,157,033	2,617,757	0

4.Proposal to approve the compensation of our named executive officers on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non Votes
215,093,046	16,666,236	2,748,561	19,466,615

Item 8.01. Other Events.

On August 25, 2021, Microchip issued a press release announcing that its Board of Directors declared a two-for-one stock split in the form of a stock dividend to be distributed on October 12, 2021 to stockholders of record as of the close of business on October 4, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Microchip Technology Incorporated.

10.1	2004 Equity Incentive Plan, as amended and restated on August 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2021

Microchip Technology Incorporated

By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Sr. Vice President, Chief Financial Officer
(Principal Accounting and Financial Officer)